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                                                                     EXHIBIT 5.2

                                 March 24, 1998


Medaphis Corporation
2700 Cumberland Parkway, Suite 300
Atlanta, GA  30339


     Re:       Medaphis Corporation - Registration Statement on Form S-4
               ---------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Medaphis Corporation, a Delaware corporation (the "Company"), and Medaphis Physician Services Corporation, a Georgia corporation, Gottlieb's Financial Services, Inc., a Georgia corporation, Medical Management Sciences, Inc., a Maryland corporation, Medaphis Services Corporation, a Georgia corporation, Medaphis Healthcare Information Technology Company, a Georgia corporation, AssetCare, Inc., a Georgia corporation, National Healthcare Technologies, Inc., an Indiana corporation, Consort Technologies, Inc., a Georgia corporation, BSG Government Solutions, Inc., a Maryland corporation (the "Other Guarantors"), Automation Atwork, a California corporation, Health Data Sciences Corporation, a Delaware corporation, BSG Corporation, a Delaware corporation, and BSG Alliance/IT, Inc., a Delaware corporation (the "Delaware/California Guarantors" and, together with the Other Guarantors, the "Guarantors"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $175,000,000 of its outstanding Series A 9 1/2% Notes due 2005 (the "Old Notes") and related subsidiary guarantees for its new Series B 9 1/2% Notes due 2005 (the "Notes") and related subsidiary guarantees (the "Subsidiary Guarantees"). The Notes and Subsidiary Guarantees are to be issued pursuant to an Indenture dated February 28, 1998 among the Company, the Guarantors and State Street Bank and Trust Company, as trustee.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").
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Medaphis Corporation
March 24, 1998
Page 2


     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-47409), as filed with the Securities and Exchange Commission (the "Commission") under the Act on March 6, 1998, as amended on March 24, 1998 (such Registration Statement, as so amended, the "Registration Statement"); (ii) an executed copy of the Indenture; (iii) the forms of the Notes and Subsidiary Guarantees and specimen certificates thereof;
(iv) the Certificates of Incorporation of the Company, Health Data Sciences Corporation, BSG Corporation and BSG Alliance/IT, Inc. (the "Delaware Charters"); (v) the Articles of Incorporation of Automation Atwork (together with the Delaware Charters, the "Charters"); (vi) the By-laws of the Company and the Delaware/California Guarantors (the "By-laws") and (vii) certain resolutions of the Board of Directors of the Company and the Delaware/California Guarantors. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Delaware/California Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except as specifically set forth below) the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.
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Medaphis Corporation
March 24, 1998
Page 3


     Members of our firm are admitted to the practice of law in the States of New York and California and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law (the "DGCL"),

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (ii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the Exchange Offer, the issuance and exchange of the Notes will have been duly authorized by the Company and the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.06 of the Indenture may be deemed unenforceable.

     2. When (i) the Registration Statement becomes effective and the Indenture has be qualified under the TIA and (ii) the Notes have been duly executed and authenticated and the Subsidiary Guarantees endorsed thereon have been executed by the Subsidiary Guarantors in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the Exchange Offer, the issuance and exchange of the Subsidiary Guarantees will have been duly authorized by Delaware/California Guarantors and, assuming the Subsidiary Guarantees have been duly authorized and the Indenture has been duly authorized, executed and delivered by the Other Guarantors, the Subsidiary Guarantees endorsed thereon will be valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii)
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Medaphis Corporation
March 24, 1998
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general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section
4.06 of the Indenture may be deemed unenforceable.

     In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company and/or the Guarantors, as the case may be, of the Indenture, the Notes and the Subsidiary Guarantees and the performance of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, the Guarantors or any of their properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Charters and By-laws), (ii) any law, rule or regulation to which the Company, the Guarantors or any of their properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws), (iii) any judicial or regulatory order or decrees of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause
(iv) with respect to Governmental Approvals). "Applicable Laws" means the DGCL and those laws, rules and regulations of the State of New York, which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer (other than the securities laws, blue sky laws and antifraud laws of any jurisdiction), but without our having made any special investigation with respect to any other laws, rules or regulations. "Governmental Authorities" means any New York or Delaware executive, legislative, judicial, administrative or regulatory body under Applicable Laws. "Governmental Approval" means any consent, approval, license authorization or validations of, or notice to, or filing, recording or registrations with, any Governmental Authority pursuant to Applicable Laws.
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Medaphis Corporation
March 24, 1998
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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. Randolph L.M. Hutto, Executive Vice President, Secretary and General Counsel of the Company, may rely on this opinion, subject to the limitations, qualifications, exceptions and assumptions set forth herein, in delivering his opinion of even date herewith to be filed as Exhibit
5.1 to the Registration Statement.



                                        Very truly yours,


                                        Skadden, Arps, Slate, Meagher & Flom
                                        LLP